1 MILLERKNOLL, INC. 2023 LONG-TERM INCENTIVE PLAN, AS AMENDED GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT Participant: [INSERT NAME] Award Date: [INSERT AWARD DATE] Number of Restricted Stock Units: [INSERT TOTAL RSUs] This certifies MillerKnoll, Inc. (the “Company”) has on the date set forth above (the “Award Date”) granted to the individual named above (the “Participant”) a grant of Restricted Stock Units (the “Award”) under the MillerKnoll, Inc. 2023 Long-Term Incentive Plan, as Amended (the “Plan”) as summarized above and as detailed in the Executive Compensation Equity Award Notice (the “Award Notice”) reflected in the web portal maintained by E*TRADE Financial Corporate Services, Inc. (the “Stock Plan Service Provider”). The Award is subject to the terms and conditions set forth in this Global Restricted Stock Unit Award Agreement (the “Award Agreement”). A copy of the Plan and the U.S. prospectus for the Plan Prospectus has been delivered or otherwise made available to the Participant. The Plan is incorporated into this Award Agreement by reference, and in the event of any conflict between the terms of the Plan and this Award Agreement, the terms of the Plan shall govern; provided, however, that definitions under this Award Agreement shall govern. Any capitalized terms not defined herein shall have the meaning set forth in the Plan. 1. Definitions. “Employer” means the Subsidiary that employs the Participant (to the extent the Participant is not directly employed by the Company. “Mutual Agreement Termination” means any termination of the Participant's employment by the Company or the Employer, as applicable, without Cause and which provides transition/separation pay to the Participant; provided, in conjunction with such termination, the Participant has executed, and not revoked during the period provided for therein, a binding and effective settlement agreement, waiver and release. “Retirement” means the Participant's voluntary termination of employment without Cause (other than on account of Death, Disability or Mutual Agreement Termination) occurring on or after the date (A) the Participant has attained age 55, and (B) the sum of the Participant's age (in whole years, rounded down to the nearest year) and Continuous Years of Service (in whole years, rounded down to the nearest year) equals or exceeds 65. Notwithstanding the foregoing, if the Participant's voluntary termination of employment without Cause (other than on account of Death, Disability or Mutual Agreement Termination) occurs (a) during the period commencing on July 15, 2024 and ending on July 14, 2025, and (b) at the time of such termination, the Participant has attained (i) age 55 and 5 or more Continuous Years of Service, or (ii) 30 or more Continuous Years of Service, the Participant's termination of employment shall be characterized as a Retirement.

2 “Tax Related-Items” means any or all federal, state, local or foreign income tax, social insurance, payroll tax, payment on account or other tax related-items. 2. Rights of the Participant with Respect to the Restricted Stock Units. (a) No Shareholder Rights. The Restricted Stock Units granted pursuant to this Award are not shares of Common Stock, but instead are the contingent right to receive shares of Common Stock and do not and shall not entitle the Participant to any rights of a shareholder of Common Stock. The rights of the Participant with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which such rights become vested in accordance with Section 3, 4 or 5. (b) Additional Restricted Stock Units. As long as the Participant holds Restricted Stock Units granted pursuant to this Award, the Company shall credit to the Participant, as of each date that the Company pays a Dividend (as defined below) in cash to holders of Common Stock (the “Dividend Payment Date”), an additional number of Restricted Stock Units (“Additional Restricted Stock Units”) equal to: (i) The total number of Restricted Stock Units and Additional Restricted Stock Units credited to the Participant under this Award as of the close of business on the record date for such Dividend, multiplied by (ii) The dollar amount of the Dividend paid per share of Common Stock by the Company on such Dividend Payment Date, divided by (iii) The Fair Market Value of a share of Common Stock on such Dividend Payment Date. The term “Dividend” shall include all dividends, whether normal or special, and whether payable in cash, Common Stock, or other property. A report showing the number of Additional Restricted Stock Units so credited shall be made available to the Participant periodically, as determined by the Company. The Additional Restricted Stock Units so credited shall vest and be subject to the same terms and conditions as the Restricted Stock Units to which such the Additional Restricted Stock Units relate, and the Additional Restricted Stock Units shall be forfeited in the event that the Restricted Stock Units with respect to which such Additional Restricted Stock Units were credited are forfeited. (c) Settlement of Restricted Stock Units; Issuance of Common Stock. No shares of Common Stock shall be issued to the Participant prior to the date on which the Restricted Stock Units vest, and the restrictions with respect to the Restricted Stock Units lapse, in accordance with Section 3, 4 or 5. Neither this Section 2(c) nor any action taken pursuant to or in accordance with this Section 2(c) shall be construed to create a trust of any kind. After any Restricted Stock Units vest pursuant to Section 3, 4 or 5, all restrictions with respect to the distribution of the Restricted Stock Units have lapsed, and any tax withholding obligations related to such Restricted Stock Units have been satisfied pursuant to Section 9, the Company shall, within sixty (60) days, deposit the number of

3 shares of Common Stock in settlement of such vested whole Restricted Stock Units and Additional Restricted Stock Units into the Participant’s brokerage account with the Stock Plan Service Provider, unless a valid deferral has been made pursuant to Section 8, in which case such distribution shall be made within sixty (60) days after the date to which distribution has been deferred. 3. Vesting. Subject to the terms and conditions of this Award, the Restricted Stock Units shall vest and become issuable as Common Stock to the Participant as set forth in the Award Notice. 4. Forfeiture or Early Vesting Upon Termination of Employment. (a) Termination of Employment Generally. Except as provided in Sections 4(b), 4(c), and 4(d), if, prior to full vesting of the Restricted Stock Units pursuant to Section 3 or 5, the Participant ceases to be an employee of the Company or the Employer, then the Participant’s rights to all of the unvested Restricted Stock Units shall be immediately and irrevocably forfeited, including the right to receive Additional Restricted Stock Units issued in respect of unvested Restricted Stock Units. (b) Death. If the Participant dies while employed by the Company or the Employer and has complied with Section 3 prior to the time that the Participant’s Restricted Stock Units become fully vested, then all of the Participant’s unvested Restricted Stock Units shall become immediately vested as of the date of death. No transfer by will or the applicable laws of descent and distribution of any Restricted Stock Units that vest by reason of the Participant’s death shall be effective to bind the Company unless the Committee shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. (c) Disability. If the Participant’s employment by the Company or the Employer is terminated due to the Participant’s Disability and the Participant has complied with Section 3 at all times prior to such termination, then all of the Participant’s unvested Restricted Stock Units shall become immediately vested as of the date of such termination. (d) Retirement. (i) Except as provided in 4(d)(ii) below, if the Participant’s employment by the Company or the Employer is terminated by reason of the Participant’s Retirement during the first 12 months after the Award Date and prior to the time that the Participant’s Restricted Stock Units have otherwise become fully vested, then a portion of the Participant’s unvested Restricted Stock Units shall become immediately vested as of the date of the Participant's Retirement. The portion of the Restricted Stock Units that shall vest upon the date of the Participant’s Retirement will be determined by multiplying the sum of the Participant’s Restricted Stock Units granted under this Award and any related Additional Restricted Stock Units by a fraction, the numerator of which is the

4 number of days that Participant was employed by the Company or the Employer from the Award Date until the date of the Participant’s Retirement, and the denominator of which is the number of days in the first 12 months after the Award Date. If the Participant terminates employment by reason of Retirement after the initial 12 month period, then all of the Participant’s unvested Restricted Stock Units shall become immediately vested as of the date of such Retirement. (ii) Notwithstanding (i), if the Participant is a “Key Employee” (as defined below), such pro rata portion of the Participant’s Restricted Stock Units shall become vested as provided above, but the conversion to Common Stock and the distribution of Common Stock to the Participant shall not occur until the earlier of: (A) The date which is six (6) months after the date of the Participant’s Retirement, or (B) The date of the Participant’s death. (iii) For purposes of Section 4, a “Key Employee” is a Participant who, at any time during the year in which the Participant’s employment with the Company terminated, was: (A) An officer of the Company whose compensation from the Company for the year was more than $180,000, as adjusted pursuant to Code Section 416(i)(1)(A); (B) A more than 5% owner of the Company; or (C) A more than 1% owner of the Company with annual compensation from the Company of more than $150,000. For purposes of this Section 3, the term “owner” will include ownership attributed to the Participant under the rules of Code Section 318; provided, however, that the rules of Code Section 414(b), (c), and (m) do not apply for purposes of determining ownership of the Company. (e) Mutual Agreement Termination. (i) If the Participant’s employment by the Company or the Employer is terminated by reason of a Mutual Agreement Termination and the Participant does not otherwise satisfy the age and service requirements for Retirement, then a portion of the Participant’s unvested Restricted Stock Units shall become immediately vested as of the date of the Participant's Mutual Agreement Termination. The portion of the Restricted Stock Units that shall vest will be determined by multiplying the sum of the Participant’s Restricted Stock Units granted under this Award and any related Additional Restricted Stock Units by a fraction, the numerator of which is the number of days that Participant was employed by the Company or the Employer from the Award Date until the date of the Participant’s Mutual Agreement Termination, and the denominator of

5 which is the number of days from the Award Date to the applicable Vesting Date. (ii) If the Participant’s employment by the Company or the Employer is terminated by reason of a Mutual Agreement Termination within the first anniversary of the Award Date and the Participant satisfies the age and service requirements for Retirement, then a portion of the Participant’s unvested Restricted Stock Units shall become immediately vested as of the date of the Participant's Mutual Agreement Termination. The portion of the Restricted Stock Units that shall vest will be determined by multiplying the sum of the Participant’s Restricted Stock Units granted under this Award and any related Additional Restricted Stock Units by a fraction, the numerator of which is the number of days that Participant was employed by the Company or the Employer from the Award Date until the date of the Participant’s Mutual Agreement Termination, and the denominator of which is the number of days from the Award Date to the first anniversary of the Award Date. (iii) If the Participant’s employment by the Company or the Employer is terminated by reason of a Mutual Agreement Termination on or after the first anniversary of the Award Date and the Participant satisfies the age and service requirements for Retirement, then all of the Participant’s unvested Restricted Stock Units shall become immediately vested as of the date of the Participant's Mutual Agreement Termination. (f) For purposes of this Award Agreement, the Committee shall have discretion to determine whether the Participant has ceased to be actively employed by (or, if the Participant is a consultant or director, has ceased actively providing services to) the Company or a Subsidiary, and the effective date on which such active employment (or active service-providing relationship) terminated. The Participant’s active employer-employee or other active service-providing relationship will not be extended by any notice period mandated under applicable law (e.g., active employment shall not include a period of “garden leave”, paid administrative leave or similar period pursuant to applicable law) and in the event of the Participant’s termination of employment (whether or not in breach of applicable labor laws), the Participant’s right to settle any Restricted Stock Units after termination of employment, if any, shall be measured by the date of termination of active employment or service and shall not be extended by any notice period mandated under applicable law. Unless the Committee provides otherwise (1) termination of the Participant’s employment will include instances in which the Participant is terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of the Employer from the Company or another Subsidiary (whether by transfer of shares, assets or otherwise) such that the Employer no longer constitutes a Subsidiary will constitute a termination of employment or service. (g) If the Participant is a resident or employed in a country that is a member of the European Union, the grant of the Restricted Stock Units and this Award Agreement is intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age

6 Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Award Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law. 5. Change in Control. Notwithstanding any term to the contrary in this Award Agreement or the Plan, if within two (2) years after a Change in Control the Participant’s employment (a) is terminated without Cause, (b) terminates with Good Reason or (c) terminates under circumstances that entitle the Participant to accelerated vesting under any individual employment agreement between the Participant and the Company, a Subsidiary, or any successor thereof, then this Award (or its replacement) shall become fully vested upon the date of such termination of employment. Notwithstanding the foregoing, if upon the occurrence of a Change in Control this Award is not assumed or continued, then this Award shall be treated in accordance with Section 14.3(a) of the Plan. 6. Restriction on Transfer. Any rights under this Award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition will be void and unenforceable against the Company. 7. Adjustments to Restricted Stock Units for Certain Corporate Transactions. (a) The Committee will make an appropriate and proportionate adjustment to the number of Restricted Stock Units granted under this Award, if (i) the outstanding shares of Common Stock are increased or decreased, as a result of merger, consolidation, sale of all or substantially all of the assets of Company, reclassification, stock dividend, stock split, reverse stock split, with respect to such shares of Common Stock or other securities, or (ii) additional shares or new or different shares for other securities are distributed with respect to such shares of Common Stock or other securities or exchanged for a different number or kind of shares or other securities to merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities. (b) The Committee may make an appropriate and proportionate adjustment in the number of Restricted Stock Units granted under this Award if the outstanding shares of Common Stock are increased or decreased as a result of a recapitalization or reorganization not included within Section 7(a) above. 8. Deferral of Distribution. The Participant may elect to defer the conversion of Restricted Stock Units granted under this Award and related Additional Restricted Stock Units into Common Stock and the issuance of such Common Stock with respect thereto to a time later than that provided under Section 2(c). The Participant must file such election with the Committee at least 12 months prior to the date provided under Section 2(c) that such Restricted Stock Units

7 are scheduled to be converted into Common Stock and issued to the Participant. The Participant must specify in the election the date on which the Restricted Stock Units granted under this Award and the related Additional Restricted Stock Units will be converted to Common Stock and issued to the Participant. The date elected must be at least five (5) years later than the date on which the Restricted Stock Units would have been converted to Common Stock and issued to the Participant under Section 2(c). 9. Tax Withholding. (a) Regardless of any action the Company or the Employer takes with respect to Tax Related-Items, the Participant acknowledges that the ultimate liability for all Tax Related-Items associated with the Restricted Stock Units are and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax Related-Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of any shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax Related-Items. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Related-Items in more than one jurisdiction. (b) Prior to the delivery of any shares of Common Stock upon settlement of the Restricted Stock Units, if the Participant’s country of residence (and/or the Participant’s country of employment, if different) requires withholding of Tax-Related Items, the Company shall withhold a sufficient number of shares of Common Stock otherwise issuable upon settlement of the Restricted Stock Units that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld. In cases where the Fair Market Value of the number of shares of Common Stock withheld is greater than the Tax-Related Items required to be withheld, the Company shall make a cash payment to the Participant equal to the difference as soon as administratively practicable. The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. Alternatively, the Company may permit the Participant to tender payment of the Tax-Related Items to the Company (i) in the form of cash, check (bank check, certified check or personal check) or money order payable to the Company, (ii) in the form of unencumbered shares of Common Stock already owned by the Participant for at least six (6) months, (iii) causing the broker to sell from the number of shares of Common Stock to be issued to the Participant having an aggregate Fair Market Value necessary to satisfy the amount of Tax-Related Items due, or (iv) by having the Company or the Employer withhold the Tax-Related Items required to be withheld with respect to the shares of Common Stock in cash from the Participant’s regular salary/wages, or from any other amounts payable to the Participant. In the event the withholding requirements for Tax-Related Items are not satisfied through any of the foregoing methods, no shares of Common Stock will be issued to the Participant (or the Participant’s estate) upon settlement of the Restricted Stock Units

8 unless and until satisfactory arrangements have been made by the Participant with respect to the payment of any Tax-Related Items which the Company and the Employer determine, in their sole discretion, must be withheld or collected with respect to such Restricted Stock Units. (c) Depending on the withholding method, the Company may withhold or account for Tax Related-Items by considering maximum applicable rates to the extent permitted by the Plan, in which case the Participant may receive a refund of any over- withheld amount in cash from the applicable taxing authority and will have no entitlement to the Share equivalent. If the obligation for Tax Related-Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Participant shall be deemed to have been issued the full member of shares of Common Stock issued upon settlement of the Restricted Stock Units notwithstanding that a member of the shares of Common Stock are held back solely for the purpose of paying the Tax Related-Items. (d) By accepting the Restricted Stock Units, the Participant expressly consents to the foregoing methods of tax withholding for Tax-Related Items associated with the Restricted Stock Units. All other Tax-Related Items related to the Restricted Stock Units and any shares of Common Stock delivered in payment thereof are the Participant’s sole responsibility. 10. Participant Covenants. In consideration of the grant of this Award by the Company, the Participant agrees to the following: (a) Confidentiality. In the course of the Participant’s employment with the Company or the Employer, the Participant will be provided with or may have access to, and/or come into the possession of, Confidential Information; accordingly, and subject to Section 10(e), the Participant agrees and promises: (i) to protect and maintain the confidentiality of Confidential Information while employed by the Company or the Employer; (ii) to return or provide to the Company (and not retain any copies, reproductions, or manifestations of any kind in any form) any and all materials reflecting Confidential Information and any other equipment, materials and writings received from, created for, belonging to the Company or the Employer or relating to the Company’s or the Employer’s business, then in the Participant’s possession or under the Participant’s control, (whether in “hard copy” or electronic form) including, but not limited to, those which relate to or contain Confidential Information (including all Company- or Employer-owned equipment) immediately upon end of employment or upon demand by the Company or the Employer; and (iii) not to (without the express prior written consent of the Company or the Employer) use, reproduce, create any derivative work improvement, modify, adapt, disclose, publish, communicate or make available any Confidential Information for any purpose other than as necessary and reasonable

9 for performing the Participant’s employment services or duties on behalf of the Company or the Employer or for the benefit of the Company or the Employer. (b) Restrictive Covenants. The Participant understands and agrees that the Company and the Employer have legitimate interests in protecting their goodwill, their relationships with customers and business partners, and in maintaining their confidential information, trade secrets and Confidential Information, and that it would cause severe and irreparable harm to the Company or the Employer if the Participant were to improperly utilize or disclose any trade secrets, other Confidential Information or customer relationships, or if the Company or the Employer were to otherwise lose its customer relationships or goodwill. Therefore, the Participant hereby agrees that the following restrictions are appropriate and necessary to meet such goals and that such restrictions do not impose undue hardship or burdens on the Participant. (i) Non-Solicitation of Company Customers or Employer Customers. The Participant acknowledges that the relationships and goodwill that the Participant develops with Company Customers or Employer Customers as a result of the Participant’s employment belong to the Company. The Participant therefore agrees and covenants that during the Restricted Period, the Participant will not, and will not assist anyone else to, except in furtherance of the Participant’s employment with the Company or the Employer (1) solicit, aid, induce or encourage any Company Customer or Employer Customer to cease purchasing goods or services from, or otherwise interfere with the relationship between the Company or the Employer and any Company Customer or Employer Customer, respectively. (ii) Non-Service of Company Customers or Employer Customers. The Participant agrees and covenants, during the Restricted Period, except in the furtherance of the Participant’s employment with the Company or the Employer, not to render any services to or sell any products to any Company Customer or Employer Customer, unless such services or products or similar services or products are not provided to any Company Customer or Employer Customer by the Company or the Employer, respectively, and are not planned to be offered by the Company or the Employer to any Company Customer or Employer Customer, respectively. For purposes of this Award Agreement, services, products or business shall be considered “planned to be offered by the Company or the Employer” if the following conditions are satisfied: (1) the Company or the Employer plans to offer or engage in such services, products or business within six (6) months after the termination of Participant’s employment, and (2) the Participant participated in the Company’s or the Employer’s planning of such services, products or business. Except as otherwise provided in this Award Agreement, nothing in this Section shall prevent the Participant from performing or providing such services, products or business as an employee of a Company Customer or Employer Customer, unless: (i) such Company Customer’s or Employer Customer’s business is to perform or provide services, products or business similar to those performed or provided by the Company or the Employer; (ii) such services, products or business are being performed or

10 provided by the Participant to multiple persons or entities; or (iii) such services, products or business would impair the Company’s or the Employer’s independence and the Participant has not obtained approval from the Company’s Legal Department prior to performing or providing such services, products or business. (iii) Non-Solicitation of Employees. The Participant agrees and covenants that during the Restricted Period, the Participant shall not, except in furtherance of the Participant’s employment with the Company or the Employer, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, solicit, hire, recruit, or attempt to solicit, hire, or recruit, any Covered Employee, or induce the resignation of any Covered Employee from the Company or the Employer. This Section does not restrict or impede, in any way, and shall not be interpreted or understood as restricting or impeding, the Participant from exercising protected rights that cannot be waived by agreement. (iv) Non-Competition. The Participant agrees that during the Restricted Period, the Participant will not, for the Participant, or on behalf of any other person or entity, directly or indirectly, engage in any Competitive Activity, unless approved by the Company or the Employer in advance in writing. Notwithstanding the foregoing, nothing herein shall prohibit the Participant from being a passive owner of not more than two percent (2%) of the equity securities of a publicly traded corporation engaged in a business that is in competition with the Company or the Employer, so long as the Participant has no active participation in the business of such corporation. (c) Definitions. For purposes of this Section 10, the following terms shall be defined as follows: (i) Company Customer or Employer Customer. “Company Customer” or “Employer Customer” is limited to those customers or partners who did business with the Company, or the Employer as applicable, and (A) with whom the Participant had substantive contact within the most recent 12 months of the Participant’s employment with the Company or the Employer (or during the period of the Participant’s employment, if the Participant was employed for less than 12 months) and (B) about whom the Participant has Customer Information or any other trade secret or confidential information that is not available publicly. “Company Customer” or “Employer Customer” shall not, however, include any individual who purchased a product from the Company, or the Employer as applicable, by direct purchase from one of its retail establishments or via on-line over the Internet, unless such purchase was of such quantity that the purchase price exceeded $15,000. (ii) Competitive Activity. “Competitive Activity” means becoming an employee, advisor, officer, director, consultant, contractor, partner, principal, manager, or executive of a Direct Competitor, (including as an employee of, or

11 consultant to, any vendor providing services or products to any Direct Competitor), whether or not for compensation, where there is a reasonable possibility that the Participant may, intentionally or inadvertently, directly or indirectly, use or rely upon Confidential Information; or (1) in a capacity that is similar to the capacity the Participant was in, (2) where the Participant provides services that are similar to the services the Participant provided, or (3) with responsibilities that are similar to the responsibilities the Participant had, in each case, during the final 12 months the Participant was employed by the Company or the Employer (or during the period of the Participant’s employment, if the Participant was employed for less than 12 months). (iii) Competitive Services. “Competitive Services” means services of the type that the Company or the Employer provided or offered to its customers or partners at any time during the 12 months immediately preceding the last day of the Participant’s employment with the Company or the Employer (or at any time during the Participant’s employment if the Participant was employed for less than 12 months), and for which services the Participant was involved in providing or managing. (iv) Competitive Products. “Competitive Products” means products that serve the same function as, or that could be used to replace, products the Company or the Employer provided to, offered to, or was in the process of developing for a present, former, or future possible customer/partner at any time during the twelve (12) months immediately preceding the last day of the Participant’s employment with the Company or the Employer (or at any time during the Participant’s employment if the Participant was employed for less than 12 months), with which the Participant had direct responsibility for the sale or development of such products or managing those persons responsible for the sale or development of such products. (v) Confidential Information. “Confidential Information” means, individually and collectively, the Company’s or the Employer’s confidential, proprietary and/or trade secret information relating to the Company’s actual or anticipated business and/or the Company’s or the Employer’s existing and prospective clients, products, services, and technology. Confidential Information includes, but is not limited to, existing and prospective client databases, lists, identities, characteristics, and contact information, information regarding decision-makers for the Company’s or the Employer’s existing and prospective clients, proposals, intellectual property, and other proprietary features of Company’s or the Employer’s current and anticipated products, processes, techniques, devices, software, product development information including technical information, designs, formulas, drawings and prototypes, trade secrets or know-how, supplier and vendor information, pricing schedules, financial information, processes, strategic plans and initiatives, investment strategies and plans, marketing and sales techniques and plans, budgets, projections, forecasts, employee personnel files and other non-public information about Company or Employer employees, compensation or other terms of employment, contracts,

12 procedures, all non-public information that has or could have commercial value or other utility in the business in which the Company or the Employer is engaged or contemplates engaging, and all information, including confidential third party information disclosed to the Company or the Employer, the unauthorized use or disclosure of which could be detrimental to the interests of the Company or the Employer, whether or not such information is labeled, marked, or otherwise identified as Confidential Information by the Company or the Employer, and all compilations, reproductions, and derivations of any of the foregoing information. Confidential Information includes not only information disclosed by the Company or the Employer to the Participant, but also information developed, obtained, or learned, and work product produced, by the Participant during the course of the Participant’s employment with the Company or the Employer or derived from use of any Company or Employer equipment, systems or information. Confidential Information (i) includes the foregoing information even if disclosed to the Participant in connection with the contemplation of the Participant becoming an employee of the Company or the Employer, i.e., prior to the effective date of the Participant’s employment, or prior to the Participant signing this Award Agreement, and (ii) does not include any information that is publicly known, or after it becomes publicly known through no wrongful act or omission of the Participant or of others who were under confidentiality or non- disclosure obligations at that time related to such information. (vi) Covered Employee. “Covered Employee” means any then- current employee of the Company or the Employer or any employee who has been employed by the Company or the Employer in the twelve (12) months before the Participant’s last day of employment (or at any time during the Participant’s employment if the Participant was employed for less than 12 months) with whom the Participant had contact during the course of performing the Participant’s duties. (vii) Direct Competitor. “Direct Competitor” means any person, business, company or operation, irrespective of form (e.g., a sole proprietorship, partnership, limited liability company, corporation, joint venture or other type of entity) that (1) provides Competitive Products and/or Competitive Services or (2) owns or controls a significant interest in any entity that provides, or proposes or plans to provide, any Competitive Product and/or Competitive Services. (viii) Restricted Period. “Restricted Period” means the period during the Participant’s employment with the Company or the Employer and for a period of twelve (12) months (or such longer period as set forth in another agreement between the Participant and the Company or the Employer) immediately following the termination of the Participant’s employment with the Company or the Employer, regardless of the reason for the termination, whether voluntary or involuntary. (d) Non-disparagement. Subject to Section 10(e), the Participant agrees that, while employed with the Company or the Employer and thereafter, the Participant will

13 not, directly or indirectly, individually or in concert with others, engage in any conduct or make any statement calculated or likely to have the effect of undermining, disparaging or otherwise reflecting poorly upon the Company or the Employer, any member of its Board of Directors or any executive officer of the Company or the Employer (the “Protected Persons”) or the Company’s or the Employer’s business. This Section does not, in any way, restrict or impede the Participant from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized Governmental Entity, provided that such compliance does not exceed that required by the law, regulation, or order. (e) Protected Rights. Nothing in this Award Agreement is intended to interfere with the whistleblower provisions of any United States federal, state or local law or regulation, including but not limited to Rule 21F-17 of the Securities Exchange Act of 1934 or § 1833(b) of the U.S. Defend Trade Secrets Act of 2016 (the “DTSA”). Accordingly, notwithstanding anything to the contrary therein, nothing in this Award Agreement shall prohibit or impede the Participant (or the Participant's attorney) from communicating or otherwise participating in or fully cooperating with any investigation or proceeding that may be conducted by a United States federal, state or local governmental, regulatory or law enforcement branch, agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, a “Governmental Entity”), filing a charge or complaint with the Securities and Exchange Commission, or any other federal, state, or local governmental regulatory or law enforcement agency, or making other disclosures or reports that are protected under the whistleblower provisions of federal, state or local law or regulation, including about alleged unlawful employment practices or alleged criminal conduct. The Participant understands and acknowledges that the Participant does not need the prior authorization from the Company or the Employer to make any such reports or disclosures and that the Participant is not required to notify the Company or the Employer that the Participant has made such reports or disclosures. The Participant can provide Confidential Information to Government Entity without risk of being held liable by the Company or the Employer for liquidated damages or other financial penalties. This Award Agreement also does not limit the Participant’s right to receive an award for information provided to any Government Entity. In addition, nothing in this Award Agreement shall prohibit or restrict the Participant from (i) disclosing Confidential Information to a court or other administrative or legislative body in response to a private third-party subpoena, provided that the Participant first promptly notifies and provides the Company or the Employer the opportunity to seek, and join in its efforts at the sole expense of the Company or the Employer, to challenge the subpoena or obtain a protective order limiting its disclosure, or other appropriate remedy, (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Participant has reason to believe is unlawful, or (iii) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid or other public benefits to which the Participant is entitled. Further, nothing in this Award Agreement is intended to interfere with any rights the Participant may have under Section 7 of the National Labor Relations Act.

14 (f) The Participant understands and acknowledges that the DTSA provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, the DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (X) files any document containing the trade secret under seal; and (Y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement or any other agreement by and between the Participant and the Company is intended to conflict with the DTSA or create liability for disclosures of trade secrets expressly allowed by such section. (g) Severability and Enforcement. The covenants set forth in Section 10 of the Award Agreement are independent and severable from every other provision of this Award Agreement, and the breach of any other provision of this Award Agreement by the Company or the Employer or any other agreement between the Participant and the Company or the Employer shall not affect the validity of the provisions of Section 10 or constitute a defense in any action brought by the Company or the Employer to enforce the provisions of Section 10 or to seek any relief for the Participant’s breach thereof. The parties agree that if a competent authority declines to enforce any of the provisions of Section 10, that the authority responsible for such determination shall have the power to reduce, modify or limit the restrictions to restrict competition with or solicitation from the Company or the Employer to the maximum extent permitted by law. To the extent that any invalid or unenforceable provision cannot be cured by modification or reformation, such offending provision shall be limited or eliminated to the minimum extent necessary so that this Section 10 shall otherwise remain in full force and effect and be enforceable. The modification, reformation, limitation or elimination of any provision of this Section 10 shall not affect the validity or enforceability of the remaining provisions of this Agreement in that jurisdiction, or the validity or enforceability of this Agreement in any other jurisdiction. The provisions of this Section 10 will not apply to the Participant to the extent any such provision is prohibited or otherwise restricted by applicable law. (h) State-Specific Modifications. The US State Addendum, attached hereto and hereby incorporated herein, contains certain important modifications that may apply to the Participant based on the laws of the state of the Participant’s Primary Place of Employment if the Participant primarily performs services in the United States. The Participant acknowledges that the Participant reviewed the US State Addendum before electronically accepting this Award Agreement and understand the impact of state law modifications, if any, that may apply to the Participant. The term “Primary Place of Employment” means the location where the Participant primarily performs services for the Company as designated by the Company or the Employer in accordance with the Company’s or the Employer’s applicable policies and procedures.

15 11. Miscellaneous. (a) Neither this Award Agreement nor the Plan confers on the Participant any right with respect to the continuance of employment by the Company or the Employer, nor will there be a limitation in any way on the right of the Company or the Employer to terminate the Participant’s employment at any time. (b) An original record of this Award Agreement and all the terms hereof, executed by the Company and accepted and acknowledged by the Participant, is held on file by the Company. This Award Agreement and the Participant’s acknowledgment may be made in paper or in electronic format as specified by the Company. To the extent there is any conflict between the terms contained in this Award and the terms contained in the original held by the Company, the terms of the original held by the Company shall control. 12. Section 409A Compliance. To the extent applicable, it is intended that this Award Agreement be exempt from or comply with the provisions of Section 409A of the Internal Revenue Code, as amended (“Section 409A”). This Award Agreement will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Award Agreement to fail to satisfy Section 409A will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Section 409A). If any payments under this Award Agreement constitute nonqualified deferred compensation subject to the requirements of Section 409A and are payable upon a termination of the Participant’s employment, then (a) all such payments shall be made only upon a “separation from service” within the meaning of Section 409A, (b) for purposes of determining the timing of such payments, the Participant’s termination shall not be considered to occur until the Participant has incurred such a separation from service and (c) to the extent required for compliance with Section 409A if the Participant is a “specified employee” within the meaning of Section 409A, payments will be delayed by six months. 13. Section 280G. Notwithstanding anything contained in this Award Agreement to the contrary, to the extent that any of the payments and benefits provided for under this Award Agreement, together with any payments or benefits under any other agreement or arrangement between the Company or any of its affiliates and the Participant (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of Section 280G of the Code, the amount of such Payments shall be reduced (to the extent any reduction is necessary) to the amount that would result in no portion of the Payments being subject to the excise tax imposed pursuant to Section 4999 of the Code if and only if such reduction would provide the Participant with an after-tax amount greater than if there was no reduction. Any reduction shall be done in a manner that maximizes the amount to be retained by the Participant, provided that to the extent any order is required to be set forth herein, then such reduction shall be applied in the following order: (a) payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (b) payments due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced next (if necessary, to zero), with amounts that are payable or deliverable last reduced first; (c) payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G- 1, Q&A 24

16 will be reduced next (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); (d) payments due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24 will be reduced next (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); and (e) all other non-cash benefits will be next reduced pro-rata. 14. Electronic Delivery. The Company, in its sole discretion, may decide to deliver any documents related to the Restricted Stock Units to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. 15. Data Privacy. The Company is located at 855 East Main Avenue, Zeeland, MI 49464, United States of America and grants Restricted Stock Units under the Plan to employees of the Company and its Subsidiaries in its sole discretion. In conjunction with the Company’s grant of Restricted Stock Units under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of Restricted Stock Units, the Participant expressly and explicitly consents to the Personal Data Activities as described herein. The Participant should consult the Company’s Global Associate Privacy Notice for additional information on its current privacy practices concerning the collection of employee information, a copy of which can be provided by contacting the Participant’s local human resources department or the Company’s privacy team at privacy@millerknoll.com. (a) Data Collection, Processing and Usage. The Company collects, processes and uses the Participant’s personal data, including the Participant’s name, home address, e-mail address, and telephone number, date of birth, social insurance / passport number or other identification number (e.g. resident registration number), salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Restricted Stock Units or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer (“Personal Information”). In granting Restricted Stock Units under the Plan, the Company will collect the Participant’s Personal Information for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of the Participant’s Personal Information is the Participant’s consent. (b) Stock Plan Service Provider. The Company transfers the Participant’s Personal Information to the Stock Plan Service Provider, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different Stock Plan Service Provider and share the Participant’s Personal Information with another company that serves in a similar manner. The Stock Plan Service Provider will open an account for the Participant to receive and trade shares of Common Stock acquired under the Plan. The Participant will be asked to

17 agree on separate terms and data processing practices with the Stock Plan Service Provider, which is a condition to the Participant’s ability to participate in the Plan. (c) International Data Transfers. The Company and the Stock Plan Service Provider are based in the United States. The Participant should note that the Participant’s country of residence may have enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of the Participant’s Personal Information to the United States is the Participant’s consent. (d) Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and the Participant’s grant of consent is purely voluntary. The Participant may deny or withdraw the Participant’s consent at any time. If the Participant does not consent, or if the Participant later withdraws the Participant’s consent, the Participant may be unable to participate in the Plan. This would not affect the Participant’s existing employment or salary; instead, the Participant merely may forfeit the opportunities associated with the Plan. (e) Data Subject Rights. The Participant may have a number of rights under the data privacy laws in the Participant’s country of residence. For example, the Participant’s rights may include the right to (i) request access or copies of Personal Information the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights, the Participant should contact the Participant’s local human resources department or the Company’s privacy team at privacy@millerknoll.com. Further, the Participant may exercise the Participant’s rights via the Company’s Privacy Rights Portal (https://www.millerknoll.com/legal/privacy/privacy-rights). 16. Severability. In the event that any provision of this Award Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Award Agreement. 17. Governing Law and Venue. Except for Section 10 of this Award Agreement, which shall be governed by, and construed in accordance with, the laws of the State of the Participant’s Primary Place of Employment if the Participant primarily works in the United States, the laws of the State of Michigan (other than its choice of law provisions) shall govern this Award Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to the Restricted Stock Units, this Award Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Michigan, and agree that such litigation shall be conducted in the courts of Kent County, or the United States Federal court for the Western District of Michigan, and no other courts; and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. Any claim under the Plan, this

18 Award Agreement or any Restricted Stock Units must be commenced by the Participant within twelve (12) months of the earliest date on which the Participant’s claim first arises, or the Participant’s cause of action accrues, or such claim will be deemed waived by the Participant. 18. Nature of Restricted Stock Units. In accepting the Restricted Stock Units, the Participant expressly acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, benefits in lieu of Restricted Stock Units or other equity awards, even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future equity awards, if any, shall be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the Restricted Stock Units, and the income and value of same, is an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of the Participant’s employment or service contract, if any, with the Employer; (f) the Restricted Stock Units, and the income and value of same, is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary; (g) the Restricted Stock Units and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not intended to replace or supplement any pension rights or compensation; (h) unless otherwise agreed with the Company, the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any Subsidiary; (i) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty; (j) if the shares of Common Stock do not increase in value, the Restricted Stock Units will have no value; (k) if the Participant settles the Restricted Stock Units and obtains shares of

19 Common Stock, the value of the shares of Common Stock obtained upon settlement may increase or decrease in value; (l) in consideration of the award of the Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units, or shares of Common Stock issued through the settlement of the Restricted Stock Units, resulting from termination of the Participant’s employment or continuous service with the Company or any Subsidiary (for any reason whatsoever, whether or not later found to be invalid or in breach of applicable labor laws of the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of the grant of the Restricted Stock Units, the Participant agrees not to institute any claim against the Company or any Subsidiary; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing/electronically accepting this Award Agreement, the Participant shall be deemed to have irrevocably waived the Participant’s entitlement to pursue or seek remedy for any such claim; and (m) neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any shares of Common Stock acquired upon settlement. 19. Language. The Participant acknowledges that the Participant is proficient in the English language and understands the terms of this Award Agreement. If the Participant has received the Plan, this Award Agreement, the Plan or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law. 20. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by the Participant or any other participant. 21. Insider Trading/Market Abuse Laws. By accepting the Restricted Stock Units, the Participant acknowledges that the Participant is bound by all the terms and conditions of any Company insider trading policy as may be in effect from time to time. The Participant further acknowledges that, depending on the Participant’s country, the Participant may be or may become subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., Restricted Stock Units) or rights linked to the value of shares of Common Stock under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information.

20 Furthermore, the Participant could be prohibited from (a) disclosing the inside information to any third party, which may include fellow employees and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any Company insider trading policy as may be in effect from time to time. The Participant acknowledges that it is the Participant’s personal responsibility to comply with any applicable restrictions, and the Participant should speak to the Participant’s personal advisor on this matter. 22. Legal and Tax Compliance; Cooperation. If the Participant resides or is employed outside of the United States, the Participant agrees, as a condition of the grant of the Restricted Stock Units, to repatriate all payments attributable to the shares of Common Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of shares of Common Stock acquired pursuant to the Restricted Stock Units) if required by and in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). 23. Private Offering. The grant of the Restricted Stock Units is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities with respect to the grant of the Restricted Stock Units (unless otherwise required under local law). No employee of the Company is permitted to advise the Participant on whether the Participant should participate in the settlement of any shares of Common Stock pursuant to the Restricted Stock Units under the Plan or provide the Participant with any legal, tax or financial advice with respect to the grant of the Restricted Stock Units. Participation in Restricted Stock Units involves a degree of risk. Before deciding to participate in the settlement of any shares of Common Stock pursuant to the Restricted Stock Units, the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of shares of Common Stock under the Plan or the disposition of them. Further, the Participant should carefully review all of the materials related to the Restricted Stock Units and the Plan, and the Participant should consult with the Participant’s personal legal, tax and financial advisors for professional advice in relation to the Participant’s personal circumstances. 24. Foreign Asset/Account Reporting and Exchange Controls. The Participant’s country of residence (and country of employment, if different) may have certain exchange control and/or foreign asset/account reporting requirements which may affect the Participant’s ability to acquire or hold shares of Common Stock under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock or sale proceeds resulting from the sale of shares of Common Stock) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts,

21 assets or transactions to the tax or other authorities in the Participant’s country. The Participant may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable regulations, and that the Participant should speak to the Participant’s personal advisor on this matter. 25. Country Addendum. Notwithstanding any provisions of this Award Agreement, the Restricted Stock Units and any shares of Common Stock acquired under the Plan shall be subject to any special terms and conditions for the Participant’s country of residence (and country of employment, if different), as set forth in the addendum to this Award Agreement (the “Country Addendum). Moreover, if the Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines, in its discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the Restricted Stock Units (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). The Country Addendum shall form part of this Award Agreement. 26. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in adverse accounting expense to the Company, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 27. Recoupment. The Restricted Stock Units granted pursuant to this Award Agreement are subject to the terms of the Company’s recoupment policy(ies) in the form approved by the Committee from time to time (including any successor(s) thereto, the “Policy”) and to the terms required by applicable law; and the terms of the Policy and such applicable law are incorporated by reference herein and made a part hereof. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the shares of Common Stock and other amounts acquired pursuant to the Participant’s Restricted Stock Units, to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company upon the Company’s enforcement of the Policy. To the extent that this Award Agreement and the Policy conflict, the terms of the Policy shall prevail. 28. Notices. The Company may, directly or through its third party stock plan administrator, endeavor to provide certain notices to the Participant regarding certain events relating to awards that the Participant may have received or may in the future receive under the Plan, such as notices reminding the Participant of the vesting or expiration date of certain awards. The Participant acknowledges and agrees that (a) the Company has no obligation (whether pursuant to this Award Agreement or otherwise) to provide any such notices; (b) to

22 the extent the Company does provide any such notices to the Participant the Company does not thereby assume any obligation to provide any such notices or other notices; and (c) the Company, its Subsidiaries and the third party stock plan administrator have no liability for, and the Participant has no right whatsoever (whether pursuant to this Award Agreement or otherwise) to make any claim against the Company, any of its Subsidiaries or the third party stock plan administrator based on any allegations of, damages or harm suffered by the Participant as a result of the Company’s failure to provide any such notices or the Participant’s failure to receive any such notices. The Participant further agrees to notify the Company upon any change in the Participant’s residence address. 29. Limitations on Liability. Notwithstanding any other provisions of the Plan or this Award Agreement, no individual acting as a director, employee, or agent of the Company or any of its Subsidiaries will be liable to the Participant or the Participant’s spouse, beneficiary, or any other person or entity for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument the Participant executes in such other capacity. No member of the Board or of the Committee will be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any Restricted Stock Units. 30. Consent and Agreement With Respect to Plan. The Participant (a) acknowledges that the Plan and the prospectus relating thereto are available to the Participant on the website maintained by the Company’s third party stock plan administrator; (b) represents that the Participant has read and understands the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of the Participant’s choice prior to accepting this Award Agreement and fully understands all provisions of this Award Agreement and the Plan; (c) accepts the Restricted Stock Units subject to all of the terms and provisions thereof; and (d) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award Agreement. [Signatures appear on the following page] IN WITNESS WHEREOF, the parties have executed this Award Agreement effective as of the Award Date. MillerKnoll, Inc. By: Jeffrey M. Stutz Chief Financial Officer

23 ELECTRONIC ACKNOWLEDGEMENT, ACCEPTANCE AND AGREEMENT By electronically accepting this Award Agreement via the Stock Plan Service Provider’s web portal, the Participant hereby acknowledges and accepts the grant of the Restricted Stock Units described in this Award Agreement, and expressly acknowledges and agrees to be bound by the terms and conditions of the Plan, the Award Notice, this Award Agreement and the following US State Addendum and Country Addendum. Further, the Participant hereby expressly acknowledges and agrees that all decisions and determinations of the Committee with respect to the Restricted Stock Units and the shares of Common Stock shall be final, conclusive and binding upon the Participant.